Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the inclusion in this Form 8-K of CathayOnline Inc. of our reports dated October 7, 1999, and to reference to us under the heading "Experts" in this filing.

ROBISON, HILL & CO.


/s/ Robison, Hill & Co.
Salt Lake City, Utah

April 3, 2000